Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-179446) pertaining to the Delphi Automotive PLC Long Term Incentive Plan, and

(2)	Registration Statement (Form S-3 No. 333-185558) of Delphi Automotive PLC;
of our report dated February 9, 2015, except for Note 22 and the effects of discontinued operations as discussed in Note 25, as to which the date is June 5, 2015, with respect to the consolidated financial statements and schedule of Delphi Automotive PLC included in this Current Report on Form 8-K.

/s/ Ernst & Young LLP
Detroit, Michigan
June 5, 2015

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